UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2023
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AgileThought, Inc. (the “Company”) has announced that on July 28, 2023, Amit Singh resigned as the Company’s Chief Financial Officer, which resignation was effective July 28, 2023. Mr. Singh resigned to pursue other career interests.

The Company also has announced that, effective immediately, the Company has promoted Carolyne Cesar, a seasoned executive with over 20 years of experience at the Company, as its new Chief Financial Officer. Ms. Cesar, age 55, most recently and for more than the last five years has been the Company’s VP of Corporate Finance, Corporate Controller and the senior most financial officer for the U.S. operations. The terms of Ms. Cesar’s compensation are $240,000 annual base salary and a target bonus of $96,000.

There are no arrangements or understandings between Ms. Cesar and any other person pursuant to which she was appointed as the Chief Financial Officer and Ms. Cesar does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Amit’s resignation and Ms. Cesar’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 26, 2023, AgileThought Digital Solutions, S.A.P.I. de C.V. (“AT Digital Solutions”), a subsidiary of AgileThought, Inc. (the “Company”), entered into a Third Amendment to the Simple Loan Facility Agreement (Contrato de Apertura de Crédito Simple) (the “Exitus Loan Facility”), by and among Exitus Capital, S.A.P.I. de C.V., as lender, AT Digital Solutions, as borrower, and Diego Hildebrando Zavala Gómez del Campo, as guarantor. Such Third Amendment extended the maturity date of the Exitus Loan Facility to July 27, 2023 (the “Exitus Facility Maturity Date”).

AT Digital Solutions failed to repay the remaining principal amount of the Exitus Loan Facility of U.S.$1,580,000.00 on the Exitus Facility Maturity Date, which failure has resulted in an event of default (under the cross-default provision) under each of the following secured credit facilities of the Company:

•that certain Financing Agreement, dated as of May 27, 2022 (as amended to date, the “1L Financing Agreement”), by and among the Company and the other loan parties thereto, the lenders party thereto, and Blue Torch Finance LLC, as administrative and collateral agent for such lenders, and

•that certain Credit Agreement, dated as of November 22, 2021 (as amended to date, the “2L Credit Agreement”, and together with the 1L Financing Agreement, collectively, the “Secured Credit Facilities”), by and among the Company and the other loan parties thereto, the lenders party thereto, GLAS Americas LLC, as collateral agent, and GLAS USA LLC, as administrative agent.

AT Digital Solutions did not repay such amount under the Exitus Loan Facility due to existing contractual restrictions in the Secured Credit Facilities and a related subordination agreement that prohibit payments by the Company and its subsidiaries in respect of subordinated debt, including the Exitus Loan Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release dated August 2, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2023

AGILETHOUGHT, INC.

By:	/s/ Manuel Senderos
Manuel Senderos
Chief Executive Officer